Exhibit 99.1

FOR IMMEDIATE RELEASE For More Information:
Brian Shaughnessy, CFO Northeast Bank, 500 Canal Street, Lewiston, ME 04240 207.786.3245 ext. 3220 www.northeastbank.com

Northeast Bancorp Reports Second Quarter Results, Declares Dividend

Lewiston, ME (February 1, 2016) ‒ Northeast Bancorp (“Northeast” or the “Company”) (NASDAQ: NBN), a Maine-based full-service financial services company and parent of Northeast Bank (the “Bank”), today reported net income of $1.7 million, or $0.18 per diluted common share, for the quarter ended December 31, 2015, compared to net income of $1.6 million, or $0.16 per diluted common share, for the quarter ended December 31, 2014. Net income for the six months ended December 31, 2015 was $3.6 million, or $0.38 per diluted common share, compared to $3.2 million, or $0.32 per diluted common share, for the six months ended December 31, 2014.

The Board of Directors has declared a cash dividend of $0.01 per share, payable on February 29, 2016 to shareholders of record as of February 16, 2016.

“We are very pleased with the strong growth in our loan portfolio this quarter,” said Richard Wayne, President and Chief Executive Officer. “We generated loan volume of $120 million, including $75.4 million of loans produced by the Loan Acquisition and Servicing Group, $16.3 million of loans closed by the SBA National division, $23.4 million of residential mortgage loans originated, and $5.3 million originated in the community banking commercial division. Of the $75.4 million produced by LASG, $35.9 million were loans purchased at an average price of 89.3%. In addition to our loan growth, we were able to grow our non-maturity deposits by $21.5 million and achieve a net interest margin of 4.9%.”

As of December 31, 2015, total assets were $894.1 million, an increase of $43.4 million, or 5.1%, compared to June 30, 2015. The principal components of the change in the balance sheet follow:

1.

The loan portfolio – excluding loans held for sale – grew by $67.3 million, or 11.0%, compared to June 30, 2015, principally on the strength of $60.9 million of net growth in commercial loans purchased or originated by the Bank’s Loan Acquisition and Servicing Group (“LASG”), net growth of $13.2 million in originations by the Bank’s Small Business Administration (“SBA”) National division and net growth of $4.8 million in commercial originations by the Bank’s Community Banking Division. This net growth was offset by an $11.6 million decrease in the Bank’s Community Banking Division residential and consumer loan portfolio.

Loans generated by the LASG totaled $75.4 million for the quarter ended December 31, 2015. The growth in LASG loans consisted of $35.9 million of purchased loans, at an average price of 89.3% of unpaid principal balance, and $39.5 million of originated loans. SBA loans closed during the quarter totaled $16.3 million, of which $14.5 million were fully funded in the quarter. In addition, the Company sold $7.5 million of the guaranteed portion of SBA loans in the secondary market, of which $4.7 million were originated in the current quarter and $2.8 million were originated in the prior quarter. Residential loan production sold in the secondary market totaled $20.5 million for the quarter.

As previously discussed in the Company’s SEC filings, the Company made certain commitments to the Board of Governors of the Federal Reserve System in connection with the merger of FHB Formation LLC with and into the Company in December 2010. The Company’s loan purchase and commercial real estate loan availability under these conditions follow:

Basis for Regulatory Condition	Condition	Availability at December 31, 2015
		(Dollars in millions)
Total Loans	Purchased loans may not exceed 40% of total loans	$81.3
Regulatory Capital	Non-owner occupied commercial real estate loans may not exceed 300% of total capital	$120.0

An overview of the Bank’s LASG portfolio follows:

	LASG Portfolio
	Three Months Ended December 31,
	2015				2014
	Purchased	Originated	Secured Loans to Broker-Dealers	Total LASG	Purchased	Originated	Secured Loans to Broker-Dealers	Total LASG
	(Dollars in thousands)
Loans purchased or originated during the period:
Unpaid principal balance	$40,145	$39,512	$-	$79,657	$46,307	$28,579	$-	$74,886
Net investment basis	35,855	39,512	-	75,367	39,667	28,579	-	68,246

Loan returns during the period:
Yield	12.74%	5.69%	0.50%	8.55%	13.27%	6.67%	0.46%	10.17%
Total Return (1)	12.74%	5.69%	0.50%	8.55%	13.72%	7.68%	0.46%	10.67%

	Six Months Ended December 31,
	2015				2014
	Purchased	Originated	Secured Loans to Broker-Dealers	Total LASG	Purchased	Originated	Secured Loans to Broker-Dealers	Total LASG
	(Dollars in thousands)
Loans purchased or originated during the period:
Unpaid principal balance	$63,728	$50,907	$-	$114,635	$62,425	$32,915	$36,000	$131,340
Net investment basis	59,311	50,907	-	110,218	52,834	32,915	36,000	121,749
Loan returns during the period:
Yield	12.41%	5.68%	0.50%	8.40%	13.02%	7.74%	0.49%	10.53%
Total Return (1)	12.43%	5.68%	0.50%	8.41%	13.24%	8.54%	0.49%	10.85%

Total loans as of period end:
Unpaid principal balance	$258,049	$155,646	$60,000	$473,695	$262,445	$78,620	$48,000	$389,065
Net investment basis	226,014	155,728	60,002	441,744	220,391	78,563	48,000	346,954

(1) The total return on purchased loans represents scheduled accretion, accelerated accretion, gains on asset sales, and other noninterest income recorded during the period divided by the average invested balance, on an annualized basis. The total return does not include the effect of purchased loan charge-offs or recoveries in the quarter.

2.

Deposits increased by $33.3 million, or 4.8% for the quarter, attributable primarily to growth in non-maturity accounts, which increased by $21.5 million, or 6.1%, as well as growth in time deposits, which increased $11.8 million, or 3.5%. For the six months ended December 31, 2015, deposits increased $52.0 million, or 7.7%, due to growth in non-maturity accounts of $44.5 million, or 13.5%, and growth in time deposits of $7.5 million, or 2.2%.

3.

Stockholders’ equity increased by $1.9 million from June 30, 2015, due principally to earnings of $3.6 million, offset by $1.3 million in share repurchases (representing 125,100 shares). Additionally, there was an increase in stock-based compensation of $280 thousand, offset by a decrease in accumulated other comprehensive income of $484 thousand and $192 thousand in dividends paid on common stock.

Net income increased by $164 thousand to $1.7 million for the quarter ended December 31, 2015, compared to $1.6 million for the quarter ended December 31, 2014.

1.

Net interest and dividend income before provision for loan losses increased by $746 thousand, or 7.9%, for the quarter ended December 31, 2015, compared to the quarter ended December 31, 2014. The increase is primarily due to higher loan volume and interest income in the originated loan portfolio.

The various components of transactional income are set forth in the table below entitled “Total Return on Purchased Loans.” When compared to the three and six months ended December 31, 2014, transactional interest income decreased by $1 thousand and increased by $182 thousand, respectively. The following table summarizes interest income and related yields recognized on the loan portfolios:

	Interest Income and Yield on Loans
	Three Months Ended December 31,
	2015			2014
	Average Balance	Interest Income	Yield	Average Balance	Interest Income	Yield
	(Dollars in thousands)
Community Banking Division	$240,507	$2,932	4.84%	$236,127	$2,899	4.87%
LASG:
Originated	137,959	1,978	5.69%	59,863	1,007	6.67%
Purchased	209,605	6,734	12.74%	208,935	6,989	13.27%
Secured Loans to Broker-Dealers	60,004	75	0.50%	45,304	53	0.46%
Total LASG	407,568	8,787	8.55%	314,102	8,049	10.17%
Total	$648,075	$11,719	7.17%	$550,229	$10,948	7.89%

	Six Months Ended December 31,
	2015			2014
	Average Balance	Interest Income	Yield	Average Balance	Interest Income	Yield
	(Dollars in thousands)
Community Banking Division	$239,689	$5,857	4.85%	$238,646	$5,960	4.95%
LASG:
Originated	128,267	3,673	5.68%	59,277	2,314	7.74%
Purchased	204,995	12,829	12.41%	205,896	13,511	13.02%
Secured Loans to Broker-Dealers	60,006	150	0.50%	34,474	85	0.49%
Total LASG	393,268	16,652	8.40%	299,647	15,910	10.53%
Total	$632,957	$22,509	7.05%	$538,293	$21,870	8.06%

The yield on purchased loans for the quarter ended December 31, 2015 was 12.7% as compared to 13.3% in the quarter ended December 31, 2014. The portfolio’s base yield, represented by regularly scheduled interest and accretion, declined to 7.8% from 8.3%, and the effect of transactional interest income declined to 4.9% from 5.4%. The following table details the total return on purchased loans:

	Total Return on Purchased Loans
	Three Months Ended December 31,
	2015		2014
	Income	Return (1)	Income	Return (1)
	(Dollars in thousands)
Regularly scheduled interest and accretion	$4,122	7.80%	$4,376	8.31%
Transactional income:
Gain on loan sales	-	0.00%	194	0.37%
Gain on sale of real estate owned	-	0.00%	40	0.08%
Other noninterest income	-	0.00%	-	0.00%
Accelerated accretion and loan fees	2,612	4.94%	2,613	4.96%
Total transactional income	2,612	4.94%	2,847	5.41%
Total	$6,734	12.74%	$7,223	13.72%

	Six Months Ended December 31,
	2015		2014
	Income	Return (1)	Income	Return (1)
	(Dollars in thousands)
Regularly scheduled interest and accretion	$8,009	7.75%	$8,873	8.55%
Transactional income:
Gain on loan sales	-	0.00%	190	0.18%
Gain on sale of real estate owned	22	0.02%	40	0.04%
Other noninterest income	(1)	0.00%	-	0.00%
Accelerated accretion and loan fees	4,820	4.66%	4,638	4.47%
Total transactional income	4,841	4.68%	4,868	4.69%
Total	$12,850	12.43%	$13,741	13.24%

(1)

The total return on purchased loans represents scheduled accretion, accelerated accretion, gains on asset sales, gains on real estate owned and other noninterest income recorded during the period divided by the average invested balance, on an annualized basis. The total return does not include the effect of purchased loan charge-offs or recoveries in the quarter.

2.

Noninterest income increased by $254 thousand for the quarter ended December 31, 2015, compared to the quarter ended December 31, 2014, principally due to an increase in gains realized on sale of portfolio loans. The recent quarter includes gains realized on sale of SBA loans of $679 thousand, compared to $445 thousand in the quarter ended December 31, 2014.

3.	Noninterest expense decreased by $14 thousand for the quarter ended December 31, 2015, compared to the quarter ended December 31, 2014, principally due to the following:
	●	a decrease of $194 thousand in loan acquisition and collections expense related to lower collection expense on purchased loans;
	●	a decrease of $194 thousand in professional fees, primarily due to fees for temporary consulting services recognized in the three months ended December 31, 2014;
	●	an increase of $117 thousand in salaries and employee benefits primarily due to the accelerated vesting of the former Chief Operating Officer’s shares and an increase in headcount during the three months ended December 31, 2015; and
	●	an increase of $139 thousand in occupancy and equipment expense, due to increases in rent and IT-related equipment expense.

At December 31, 2015, nonperforming assets totaled $7.3 million, or 0.8% of total assets, as compared to $12.4 million, or 1.5% of total assets, at June 30, 2015.

At December 31, 2015, the Company’s Tier 1 Leverage Ratio was 14.3%, a decrease from 14.5% at June 30, 2015, and the Total Capital Ratio was 18.4%, a decrease from 20.1% at June 30, 2015. The slight decreases in the ratios resulted primarily from balance sheet growth and the effect of purchases under the Company’s share repurchase program in the current fiscal year.

Investor Call Information

Richard Wayne, Chief Executive Officer of Northeast Bancorp, and Brian Shaughnessy, Chief Financial Officer of Northeast Bancorp, will host a conference call to discuss second quarter earnings and business outlook at 10:00 a.m. Eastern Time on Tuesday, February 2, 2016. Investors can access the call by dialing 877.878.2762 and entering the following passcode: 38686107. The call will be available via live webcast, which can be viewed by accessing the Company’s website at www.northeastbank.com and clicking on the About Us - Investor Relations section. To listen to the webcast, attendees are encouraged to visit the website at least fifteen minutes early to register, download and install any necessary audio software. Please note there will also be a slide presentation that will accompany the webcast. For those who cannot listen to the live broadcast, a replay will be available online for one year at www.northeastbank.com.

About Northeast Bancorp

Northeast Bancorp (NASDAQ: NBN) is the holding company for Northeast Bank, a full-service bank headquartered in Lewiston, Maine. We offer traditional banking services through the Community Banking Division, which operates ten full-service branches that serve customers located in western, central, and southern Maine. From our Maine and Boston locations, we also lend throughout the New England area. Our Loan Acquisition and Servicing Group (“LASG”) purchases and originates commercial loans on a nationwide basis. In addition, our SBA National division supports the needs of growing businesses nationally. ableBanking, a division of Northeast Bank, offers savings products to consumers online. Information regarding Northeast Bank can be found on its website at www.northeastbank.com.

Non-GAAP Financial Measures

In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures, including tangible common stockholders’ equity, and tangible book value per share. Northeast’s management believes that the supplemental non-GAAP information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although Northeast believes that these forward-looking statements are based on reasonable estimates and assumptions, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and other factors. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company’s control. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, changes in interest rates and real estate values; competitive pressures from other financial institutions; the effects of weakness in general economic conditions on a national basis or in the local markets in which the Company operates, including changes which adversely affect borrowers’ ability to service and repay our loans; changes in loan defaults and charge-off rates; changes in the value of securities and other assets, adequacy of loan loss reserves, or deposit levels necessitating increased borrowing to fund loans and investments; changing government regulation; the risk that the Company may not be successful in the implementation of its business strategy; the risk that intangibles recorded in the Company’s financial statements will become impaired; changes in assumptions used in making such forward-looking statements; and the other risks and uncertainties detailed in the Company’s Annual Report on Form 10-K and updated by the Company’s Quarterly Reports on Form 10-Q and other filings submitted to the Securities and Exchange Commission. These statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any of these forward-looking statements to reflect events or circumstances occurring after the date of this communication or to reflect the occurrence of unanticipated events.

NORTHEAST BANCORP AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in thousands, except share and per share data)

	December 31, 2015	June 30, 2015
Assets
Cash and due from banks	$3,485	$2,789
Short-term investments	62,878	87,061
Total cash and cash equivalents	66,363	89,850
Available-for-sale securities, at fair value	104,339	101,908

Residential real estate loans held for sale	7,592	7,093
SBA loans held for sale	-	1,942
Total loans held for sale	7,592	9,035

Loans
Commercial real estate	401,075	348,676
Residential real estate	122,427	132,669
Commercial and industrial	149,154	123,133
Consumer	6,780	7,659
Total loans	679,436	612,137
Less: Allowance for loan losses	2,129	1,926
Loans, net	677,307	610,211

Premises and equipment, net	8,461	8,253
Real estate owned and other possessed collateral, net	1,238	1,651
Federal Home Loan Bank stock, at cost	2,571	4,102
Intangible assets, net	1,947	2,209
Bank owned life insurance	15,499	15,276
Other assets	8,784	8,223
Total assets	$894,101	$850,718

Liabilities and Stockholders' Equity
Deposits
Demand	$64,087	$60,383
Savings and interest checking	101,117	100,134
Money market	208,324	168,527
Time	353,238	345,715
Total deposits	726,766	674,759

Federal Home Loan Bank advances	30,131	30,188
Wholesale repurchase agreements	-	10,037
Short-term borrowings	2,426	2,349
Junior subordinated debentures issued to affiliated trusts	8,723	8,626
Capital lease obligation	1,252	1,368
Other liabilities	10,190	10,664
Total liabilities	779,488	737,991

Commitments and contingencies	-	-

Stockholders' equity
Preferred stock, $1.00 par value, 1,000,000 shares authorized; no shares issued and outstanding at December 31, 2015 and June 30, 2015	-	-
Voting common stock, $1.00 par value, 25,000,000 shares authorized; 8,490,619 and 8,575,144 shares issued and outstanding at December 31, 2015 and June 30, 2015, respectively	8,491	8,575
Non-voting common stock, $1.00 par value, 3,000,000 shares authorized; 1,029,110 and 1,012,739 shares issued and outstanding at December 31, 2015 and June 30, 2015, respectively	1,029	1,013
Additional paid-in capital	84,525	85,506
Retained earnings	22,340	18,921
Accumulated other comprehensive loss	(1,772)	(1,288)
Total stockholders' equity	114,613	112,727
Total liabilities and stockholders' equity	$894,101	$850,718

NORTHEAST BANCORP AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(Dollars in thousands, except share and per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2015	2014	2015	2014
Interest and dividend income:
Interest and fees on loans	$11,719	$10,948	$22,509	$21,870
Interest on available-for-sale securities	236	232	464	475
Other interest and dividend income	80	79	176	146
Total interest and dividend income	12,035	11,259	23,149	22,491

Interest expense:
Deposits	1,425	1,281	2,789	2,410
Federal Home Loan Bank advances	259	265	519	588
Wholesale repurchase agreements	-	73	67	145
Short-term borrowings	5	7	13	16
Junior subordinated debentures issued to affiliated trusts	158	188	312	394
Obligation under capital lease agreements	16	19	33	38
Total interest expense	1,863	1,833	3,733	3,591
Net interest and dividend income before provision for loan losses	10,172	9,426	19,416	18,900
Provision for loan losses	896	113	1,065	433
Net interest and dividend income after provision for loan losses	9,276	9,313	18,351	18,467

Noninterest income:
Fees for other services to customers	428	392	836	786
Gain on sales of residential loans held for sale	398	447	957	1,029
Gain on sales of portfolio loans	679	445	1,354	525
Loss recognized on real estate owned and other repossessed collateral, net	(14)	(31)	(74)	(54)
Bank-owned life insurance income	112	110	224	219
Other noninterest income	21	7	29	19
Total noninterest income	1,624	1,370	3,326	2,524

Noninterest expense:
Salaries and employee benefits	4,854	4,737	9,110	9,270
Occupancy and equipment expense	1,320	1,181	2,610	2,384
Professional fees	264	458	694	766
Data processing fees	366	347	714	692
Marketing expense	66	80	136	148
Loan acquisition and collection expense	219	413	663	687
FDIC insurance premiums	116	110	229	234
Intangible asset amortization	131	166	262	331
Other noninterest expense	860	718	1,589	1,437
Total noninterest expense	8,196	8,210	16,007	15,949
Income before income tax expense	2,704	2,473	5,670	5,042
Income tax expense	960	893	2,059	1,818
Net income	1,744	1,580	3,611	3,224

Weighted-average shares outstanding:
Basic	9,559,369	10,132,349	9,560,913	10,155,598
Diluted	9,569,585	10,132,349	9,567,138	10,155,598

Earnings per common share:
Basic	$0.18	$0.16	$0.38	$0.32
Diluted	0.18	0.16	0.38	0.32

Cash dividends declared per common share	$0.01	$0.01	$0.02	$0.02

NORTHEAST BANCORP AND SUBSIDIARY

CONSOLIDATED AVERAGE BALANCE SHEETS AND ANNUALIZED YIELDS

(Unaudited)

(Dollars in thousands)

	Three Months Ended December 31,
	2015			2014
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Assets:
Interest-earning assets:
Investment securities (1)	$105,502	$236	0.89%	$109,498	$232	0.84%
Loans (2) (3)	648,075	11,719	7.17%	550,229	10,948	7.89%
Federal Home Loan Bank stock	2,588	34	5.21%	4,102	15	1.45%
Short-term investments (4)	72,299	46	0.25%	104,822	64	0.24%
Total interest-earning assets	828,464	12,035	5.76%	768,651	11,259	5.81%
Cash and due from banks	3,353			2,637
Other non-interest earning assets	35,558			32,500
Total assets	$867,375			$803,788

Liabilities & Stockholders' Equity:
Interest-bearing liabilities:
NOW accounts	$65,617	$42	0.25%	$62,259	$40	0.25%
Money market accounts	199,766	429	0.85%	127,394	241	0.75%
Savings accounts	35,269	11	0.12%	33,648	12	0.14%
Time deposits	334,925	943	1.12%	348,118	988	1.13%
Total interest-bearing deposits	635,577	1,425	0.89%	571,419	1,281	0.89%
Short-term borrowings	2,002	5	0.99%	2,869	7	0.97%
Borrowed funds	30,145	275	3.62%	45,587	357	3.11%
Junior subordinated debentures	8,699	158	7.21%	8,508	188	8.77%
Total interest-bearing liabilities	676,423	1,863	1.09%	628,383	1,833	1.16%

Non-interest bearing liabilities:
Demand deposits and escrow accounts	69,464			55,131
Other liabilities	7,574			7,130
Total liabilities	753,461			690,644
Stockholders' equity	113,914			113,144
Total liabilities and stockholders' equity	$867,375			$803,788

Net interest income		$10,172			$9,426

Interest rate spread			4.67%			4.65%
Net interest margin (5)			4.87%			4.87%

(1)	Interest income and yield are stated on a fully tax-equivalent basis using a 34% tax rate.
(2)	Includes loans held for sale.
(3)	Nonaccrual loans are included in the computation of average, but unpaid interest has not been included for purposes of determining interest income.
(4)	Short term investments include FHLB overnight deposits and other interest-bearing deposits.
(5)	Net interest margin is calculated as net interest income divided by total interest-earning assets.

NORTHEAST BANCORP AND SUBSIDIARY

CONSOLIDATED AVERAGE BALANCE SHEETS AND ANNUALIZED YIELDS

(Unaudited)

(Dollars in thousands)

	Six Months Ended December 31,
	2015			2014
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Assets:
Interest-earning assets:
Investment securities (1)	$103,872	$464	0.89%	$110,874	$475	0.85%
Loans (2) (3)	632,957	22,509	7.05%	538,293	21,870	8.06%
Federal Home Loan Bank stock	3,345	68	4.03%	4,102	31	1.50%
Short-term investments (4)	85,974	108	0.25%	93,792	115	0.24%
Total interest-earning assets	826,148	23,149	5.56%	747,061	22,491	5.97%
Cash and due from banks	3,190			2,674
Other non-interest earning assets	35,986			33,326
Total assets	$865,324			$783,061

Liabilities & Stockholders' Equity:
Interest-bearing liabilities:
NOW accounts	$67,617	$88	0.26%	$62,934	$81	0.26%
Money market accounts	185,166	782	0.84%	106,844	365	0.68%
Savings accounts	35,816	23	0.13%	34,004	23	0.13%
Time deposits	342,896	1,896	1.10%	344,243	1,941	1.12%
Total interest-bearing deposits	631,495	2,789	0.88%	548,025	2,410	0.87%
Short-term borrowings	1,976	13	1.31%	3,095	16	1.03%
Borrowed funds	34,734	619	3.54%	49,283	771	3.10%
Junior subordinated debentures	8,674	312	7.14%	8,484	394	9.21%
Total interest-bearing liabilities	676,879	3,733	1.09%	608,887	3,591	1.17%

Non-interest bearing liabilities:
Demand deposits and escrow accounts	66,736			54,187
Other liabilities	8,170			7,220
Total liabilities	751,785			670,294
Stockholders' equity	113,539			112,767
Total liabilities and stockholders' equity	$865,324			$783,061

Net interest income		$19,416			$18,900

Interest rate spread			4.47%			4.80%
Net interest margin (5)			4.66%			5.02%

(1)	Interest income and yield are stated on a fully tax-equivalent basis using a 34% tax rate.
(2)	Includes loans held for sale.
(3)	Nonaccrual loans are included in the computation of average, but unpaid interest has not been included for purposes of determining interest income.
(4)	Short term investments include FHLB overnight deposits and other interest-bearing deposits.
(5)	Net interest margin is calculated as net interest income divided by total interest-earning assets.

NORTHEAST BANCORP AND SUBSIDIARY

SELECTED CONSOLIDATED FINANCIAL HIGHLIGHTS AND OTHER DATA

(Unaudited)

(Dollars in thousands, except share and per share data)

	Three Months Ended:
	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
Net interest income	$10,172	$9,241	$9,350	$9,120	$9,426
Provision for loan losses	896	169	240	44	113
Noninterest income	1,624	1,705	3,067	1,554	1,370
Noninterest expense	8,196	7,810	8,827	7,885	8,210
Net income	1,744	1,867	2,165	1,752	1,580

Weighted average common shares outstanding:
Basic	9,559,369	9,562,812	9,773,228	9,833,033	10,132,349
Diluted	9,569,585	9,562,812	9,773,228	9,833,033	10,132,349
Earnings per common share:
Basic	$0.18	$0.20	$0.22	$0.18	$0.16
Diluted	0.18	0.20	0.22	0.18	0.16
Dividends per common share	0.01	0.01	0.01	0.01	0.01

Return on average assets	0.80%	0.86%	1.04%	0.88%	0.78%
Return on average equity	6.07%	6.55%	7.72%	6.38%	5.54%
Net interest rate spread (1)	4.67%	4.25%	4.51%	4.58%	4.65%
Net interest margin (2)	4.87%	4.45%	4.70%	4.79%	4.87%
Efficiency ratio (3)	69.48%	71.35%	71.09%	73.87%	76.05%
Noninterest expense to average total assets	3.75%	3.59%	4.22%	3.96%	4.05%
Average interest-earning assets to average interest-bearing liabilities	122.48%	121.63%	120.90%	121.89%	122.32%

	As of:
	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
Nonperforming loans:
Originated portfolio:
Residential real estate	$3,263	$3,165	$3,021	$3,163	$2,706
Commercial real estate	399	529	994	1,201	1,166
Home equity	11	20	11	11	11
Commercial and industrial	2	2	2	-	-
Consumer	204	153	190	225	237
Total originated portfolio	3,879	3,869	4,218	4,600	4,120
Total purchased portfolio	2,221	6,939	6,532	5,850	8,129
Total nonperforming loans	6,100	10,808	10,750	10,450	12,249
Real estate owned and other possessed collateral, net	1,238	1,279	1,651	3,694	2,058
Total nonperforming assets	$7,338	$12,087	$12,401	$14,144	$14,307

Past due loans to total loans	2.48%	1.35%	1.08%	2.57%	2.64%
Nonperforming loans to total loans	0.90%	1.73%	1.76%	1.80%	2.13%
Nonperforming assets to total assets	0.82%	1.41%	1.46%	1.70%	1.77%
Allowance for loan losses to total loans	0.31%	0.33%	0.31%	0.30%	0.29%
Allowance for loan losses to nonperforming loans	34.90%	19.11%	17.92%	16.66%	13.58%

Commercial real estate loans to risk-based capital (4)	204.91%	195.50%	187.32%	173.17%	190.05%
Net loans to core deposits (5)	94.37%	91.04%	91.85%	89.04%	91.79%
Purchased loans to total loans, including held for sale	32.90%	33.82%	32.61%	33.53%	37.97%
Equity to total assets	12.82%	13.25%	13.25%	13.51%	13.69%
Common equity tier 1 capital ratio	18.11%	19.69%	19.82%	20.90%	-
Total capital ratio (6)	18.43%	20.03%	20.14%	21.21%	21.44%
Tier 1 leverage capital ratio	14.31%	14.23%	14.49%	14.96%	14.81%

Total stockholders' equity	$114,613	$113,704	$112,727	$112,487	$110,923
Less: Preferred stock	-	-	-	-	-
Common stockholders' equity	114,613	113,704	112,727	112,487	110,923
Less: Intangible assets (7)	(3,336)	(3,388)	(3,312)	(2,338)	(2,467)
Tangible common stockholders' equity (non-GAAP)	$111,277	$110,316	$109,415	$110,149	$108,456

Common shares outstanding	9,519,729	9,592,329	9,587,883	9,819,609	9,846,387
Book value per common share	$12.04	$11.85	$11.76	$11.46	$11.27
Tangible book value per share (non-GAAP) (8)	11.69	11.50	11.41	11.22	11.01

(1)	The net interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.
(2)	The net interest margin represents net interest income as a percent of average interest-earning assets for the period.
(3)	The efficiency ratio represents non-interest expense divided by the sum of net interest income (before the loan loss provision) plus non-interest income.
(4)

For purposes of calculating this ratio, commercial real estate includes all non-owner occupied commercial real estate loans defined as such by regulatory guidance, including all land development and construction loans.

(5)	Core deposits include all non-maturity deposits and maturity deposits less than $250 thousand. Loans include loans held-for-sale.
(6)	The Company’s adoption of Basel III went into effect as of March 31, 2015. The previous period ratios are the “Total Risk-Based Capital Ratio.”
(7)	Includes the core deposit intangible asset, as well as the servicing rights asset which is included in other assets in the consolidated balance sheets.
(8)	Tangible book value per share represents total stockholders' equity less the sum of preferred stock and intangible assets divided by common shares outstanding.